Exhibit 10.114

LEASE AGREEMENT

THIS AGREEMENT AND LEASE, made and entered into this    30th   day of September, 2018, by and between ST Equity Properties, LLC whose address is 2849 Switzer Rd, Columbus, OH 43219, hereinafter called “Lessor” or “Landlord”, and Thunder Ridge Transport, Inc. whose address is 873 Wheat Ridge Road, West Union, Ohio 45693, hereinafter called “Lessee” or “Tenant”.

WITNESSETH In consideration of the rents and covenants herein contained, it is mutually agreed as follows:

PREMISES

Lessor does hereby lease, and Lessee does hereby lease from Lessor the following described premises to wit 3115 E. 17th Ave., Columbus, Ohio 43219 and 3122 Lamb Ave, Columbus, Ohio 43219 and hereinafter collectively referred to as “demised premises”, “premises”, or “leased premises”.

TERM

The term of this lease shall be for a period of forty-five months, commencing on the 1st day of October, 2018. Tenant will have one (1) option to renew the Lease Term for an additional four and a half years (54 months). Tenant will notify Landlord in writing ninety (90) days before the end of the initial term.

RENT	A. During the lease term, Lessee shall pay to the Lesser as rent the sum:

Term	Monthly	Annually
October 1, 2018 — June 30, 2022	$2,900.00 per month	$34,800.00
June 30, 2022 — December 31, 2026 *Optional Renewal*	$3,045.00 per month	$36,540.00 yearly

Rent is payable in advance on the first day of every calendar month of the term, at the office of Lessor may hereafter direct, all of which Lessee hereby covenants and agrees to pay without notice or demand. In the event Lessee shall fail to pay any rent or other moneys due thereunder within four (4) days after the same become due and payable, there shall be chargeable a late fee of Twenty-live Dollars ($25.00) per day until said amounts are paid in full. Rent is personally guaranteed by Lessee. Lessee is personally liable for any unpaid rent through the term of the Lease.

B. Lessee shall pay before delinquency any and all taxes and assessments, and license, sales, business, occupation or other taxes, fees or charges levied, assessed or imposed upon its business operations in the Premises.

C. Lessee shall pay before delinquency any and all taxes and assessments levied, assessed or imposed upon its trade fixtures, leasehold improvements, merchandise and other personal property in, on or upon the Premises. In the event that Lessee fails to make any such payments, Lessor, at its option, may make such payments and Lessee agrees to reimburse Lessor for any amounts so advanced plus costs and interest.

D. In the event any taxes, fees or charges referred to in the preceding Paragraph B and/or Paragraph C shall be assessed, levied or imposed upon or with the business or property of Lessor, such assessment, fees or charges shall be paid by Lessee upon Lessor’s demand for such payment.

E. Any and all such amounts as may be due from Lessee to Lessor pursuant to this Section will be deemed to rental due and failure to make such payments shall constitute non-payment of rent.

F. Any payment by Lessee or acceptance by Lessor of a lesser amount than shall be due from Lessee to Lessor shall be treated as a payment on account. The acceptance by Lessor of a payment for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Lessor may accept such check without prejudice to any other rights or remedies which Lessor may have against Lessee.

PARKING	Lessor agrees to provide Lessee with the right to use, in common with others, the parking areas located adjacent to the Premises, unless a 24-hour notice is given by Lessor.

UTILITIES	Lessee shall pay all utilities. Lessee shall get all utilities put in Lessee’s name. This includes gas, electric, phone, data, janitorial services, etc.

USE	Lessee shall use the Premises for logistics services.

PERMIT CONTINGENCY

Lessee covenants to apply for all governmental permits, licenses, and approvals (collectively, the “Approvals”) no later than sixty (60) days after the date of the Lease, and thereafter to diligently and in good faith pursue obtaining the Approvals no later than ninety (90) days after the date of the Lease (the “Permitting Period”). If the Approvals have not been obtained by Lessee within the Permitting Period, then Lessee may terminate the Lease.

SERVICES BY LESSOR

Lessor shall maintain the roof and exterior walls of the premises in good repair except for reasonable wear and tear and except for such repairs as may be required by reason of the acts of Lessee or its agents or invitees (either directly or indirectly): Lessor further agrees to maintain the exterior walls of the leased premises (but not the exterior doors and windows thereon) in good repair, except for those repairs as may be required by reason of Lessee or its agents or invitees (either directly or indirectly); Lessee agrees to give Lessor and any mortgagees of Lessor as specified by Lessor, written notice of the necessity for repairs or required maintenance to the leased premises. Failure to so notify Lessor will entitle Lessor to recover from Lessee any damage done or liability incurred as a result of such need for repairs and/or maintenance.

SPACE IMPROVEMENTS	Lessor, at its sole cost and expense, shall complete the following space improvements consistent with the Lessee’s site needs:

•          All lighting on the site/buildings including security lighting on poles to be in good working order including all light bulbs.

•          All building interiors to be cleaned. This includes restrooms and floors.

•          Repair and/all broken windows

•          Bathroom in building #1 and #2 to be in good working order. The bathroom in building #3 to be winterized as it will not be used by Lessee. Building #3 may not be heated by Lessee but healing source be in good working order should Lessee want to use it.

•          Magnetic sweep the lot to remove nails.

•          All HVAC systems and and/all other mechanicals in good working order

•          Fence to be repaired where falling.

REPAIRS

Lessee shall keep, maintain and make replacements to the interior of the leased premises in order to keep and maintain the interior of the leased premises, including, but not limited to ventilation, plumbing and sewer systems, electrical and healing and air conditioning fixtures located within the leased premises, in good condition and repair. In the event Lessee refuses or neglects to commence or complete repairs promptly and adequately, Lessor may make or complete said repairs and lessee shall pay the cost thereof to Lessor on demand. Any such amounts shall be deemed to be part of the next rental payment and failure to include such amounts in the next rental payment shall be tantamount to nonpayment of rent. Lessee shall comply with the directions of proper public officers as to the maintenance of the leased premises and shall comply with all health and police regulations applicable to or affecting the interior of the leased premises.

The plumbing facilities shall not be used for any other purpose than for which they are constructed and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision by Lessee, its employees, agents, customers, invitees, subtenants, or licensees shall be paid by Lessee.

In the event Lessee refuses or neglects to commence or complete repairs promptly and adequately, Lessor may make or complete said repairs and Lessee shall pay the cost thereof to Lessor on demand.

Lessor agrees to maintain exterior doors and windows in good repair, so long as damage is not caused directly by Lessee. Lessor shall maintain the roof and exterior walls of the Premises in good repair except for the reasonable wear and tear, and except for such repairs as may be required by reason of the acts of Lessee or its agents (directly or indirectly)

ALTERATIONS	Tenant, at its sole cost and expense, may complete the following space improvements:

• Install electric security gates • Install security systems and cameras • Install 15-25-4’ high electric posts to allow trucks to plug in

No other alteration, addition, improvement, or other change in or to the Premises, (hereinafter collectively called an “alteration”) shall be made by Tenant except under the following circumstances:

A. No alteration shall be commenced without first obtaining the written consent of Landlord to the specific alteration and the proposed contractor.

B. No alteration shall be commenced until Tenant has first obtained and paid for all required permits and authorizations of all governmental authorities having jurisdiction over the premises.

C. Any alteration shall be made promptly and in good workmanlike manner and in compliance with all applicable permits, authorizations, building and zoning laws, and all other laws; ordinances, regulations, and requirements of all governmental authorities and in accordance with the requirements of the National Board of Fire Underwriters and other bodies hereafter exercising similar functions.

D. The cost of any such alterations shall be paid by Tenant in cash or its equivalent, so that the Premises, the building, and the Mall shall at all times be free of liens and claims for work, labor, or materials supplied or claimed to have been supplied to the Premises and, if Landlord at any time so requests, no alteration shall commence or proceed unless Tenant gives evidence satisfactory to Landlord that the alteration will be paid for upon completion and that appropriate lien waivers will be received.

E. Any alteration shall immediately become and remain the property of Landlord. Landlord waives their rights to written consent of the initial alteration to be completed in accordance with the initial plans of Tenant.

F. Landlord hereby reserves the right at any time and from time to time, to make alterations or additions to the building in which the Premises are located and to build adjoining the same, and to reduce, increase, alter or rearrange any parking areas adjacent hereto. Tenant accepts the Premises in an “as is” condition and acknowledges that Landlord has made no warranty or representations with respect to the condition or suitability thereof.

G. Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the Premises, and should any lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord. Nothing in this Lease shall be construed as a consent on the part of Landlord to subject the Landlord’s estate in the Premises to any lien or liability under the lien laws of the State of Ohio.

SIGNS AND FIXTURES

SIGNS. Tenant, at its sole cost and expense, shall have the opportunity to place signage on the building it they choose so. All sign age shall be approved by Landlord prior to installation, and shall comply with all local ordinances and permitting. Otherwise, Tenant shall not place, suffer or erect signs, awnings, canopies, advertising matter, decoration or lettering on the interior or exterior of any door, window, marquee, roof or walls of the demised premises without the written approval of Landlord. Tenant shall submit to Landlord for approval drawings showing all proposed sign work to be erected in connection with Tenant’s Premises. When so approved, such sign shall contain the name and business of Tenant and Tenant agrees to maintain such sign in good condition and repair, as well as to save and defend Landlord free of all cost, expense, loss or damage which may result from the erection, maintenance, existence or removal of the same. Upon vacating the Premises, Tenant agrees to remove all such signs and to repair all damage caused or resulting from such removal.

FIXTURES. At Tenant’s own expense, Tenant may supply and install in the Premises furnishings, equipment and fixtures relating to Tenant’s use of the Premises. Subject to the provisions herein, such furnishings, equipment and fixtures shall remain the property of Tenant provided that, upon termination of this Lease for any reason, Tenant shall remove same (unless this requirement is specifically waived by Landlord in writing or such removal will prevent restoration of the Premises to their original condition), repair any damage to the Premises caused by such installations or their removal, and restore the Premises to the same condition as they were in before any such installations were made.

LANDLORD’S LIEN. If Tenant fails to remove all its equipment, furniture, fixtures or property from the Premises at the termination of this Lease, then Landlord may at its option remove all or part of such property in any manner that Landlord may choose and store same without liability to Tenant for loss or damage thereof, and Tenant shall be liable to Landlord for all expenses incurred in such removal and storage. All fixtures or property of Tenant located on the Premises at the termination of this Lease (by default or otherwise) shall secure the payment of any and all amounts due and owing to Landlord upon termination of this Lease. Landlord may, at their option, and after proper notice to Tenant as provided for herein, sell such property at private or public sale for such price as they may deem best and apply the proceeds of any such sale first to the costs and expenses of the removal, storage and sale of the property, second to the repair of the Premises to their condition prior to the commencement of this Lease (ordinary wear and tear excepted), and third to the payment of any and all amounts due and owing to Landlord from Tenant under this Lease. The balance, if any, of personal property not removed from the Premises within two (2) days after termination of this Lease shall thereupon be conclusively presumed to have been abandoned by Tenant and forthwith become Landlord’s property.

LIABILITY

Lessor shall not be liable for any damage done or occasioned by or from the electrical system, the heating or air conditioning system, the plumbing and sewer systems in, upon or about the leased premises or the building of which the leased premises form a part, nor for damages occasioned by water, snow or ice being upon or coming through the roof, walls, window, co-tenants or other occupants of the building or buildings of which the leased premises form a part, or the acts of any owners or occupants of adjoining or contiguous property, and furthermore, Lessor shall not be liable for any other damage occasioned by reason of the construction of the leased premises or for failure to keep the leased premises in repair, unless notice for the need for repairs has been given to Lessor and a reasonable time has elapsed and Lessor has failed to make such repairs.

Further, Lessor shall not be liable for any damage to Lessee’s leasehold improvements, fixtures, business operations or merchandise regardless of the cause thereof, it being the intent of the parties hereto that Lessee shall fully and adequately insure against such loss.

Lessee will be liable for any city/state code violations caused by Lessee. This includes but is not limited to grease traps, maximum seating, and fire prevention.

GRASS	Lessee agrees to cut grass regularly, weed the Premises regularly, and keep landscaping of Premises in reasonable condition.
USE AND CARE OF LEASED

(I) Lessee shall use and occupy the leased promises in a careful, safe and proper Manner and shall keep the leased premises in a clean and safe condition, all in accordance with local ordinances and lawful direction of proper public officers.

(II) Lessee shall not use or allow the leased premises to be used for any purpose other than Office Space. Specifically, Lessee shall not use or allow the leased premises to be used in such a manner as to cause a breach of Lessor’s duty pursuant to any other lease agreements and to indemnify Lessor in the event that it fails to comply with this provision.

(III) Lessee agrees that it will not do or permit anything in, upon or about the leased premises which will contravene Lessor’s insurance policies or which will prevent Lessor from procuring such policies from companies acceptable to Lessor: and if anything done, omitted to be done or permitted to be done by Lessee, in, upon, or about the leased premises shall cause the rate of fire or other insurance on the leased premises to be increased beyond the minimum rate, from time to time, applicable to the leased premises for use for the purposes permitted under this Lease, Lessee shall forthwith pay the amount of such increase upon demand by Lessor.

(IV) Lessee shall promptly comply with all laws, ordinances and regulations affecting the leased premises or Lessee’s business therein, plus insurance company requirements affecting the cleanliness, safety, use, and occupation of the leased premises.

INSURANCE

Lessee agrees to carry at its own expense, throughout the term of this Lease, public liability insurance covering the leased premises and Lessee’s use thereof, in companies and in a form satisfactory to Lessor, with minimums of $500,000 on account of bodily injuries to or death of any one person, and $1,000,000 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and with $100,000 coverage for property damage in any one accident, and to deposit said policy or policies (or certificates thereof) with Lessor prior to the date of occupancy by Lessee. Said policies shall name and protect Lessor and Lessee as their respective interests may appear. Lessee further agrees to carry casualty insurance with extended coverage endorsements on its fixtures, equipment and merchandise for the full insurable value thereof. Proceeds from any such policy or policies for damage to the building shall be payable to Lessor, who shall use such proceeds to make repairs.

LOSS OR DAMAGE TO PERSONAL PROPERTY

All personal property of the Lessee located in or about the building or demised premises shall be there at the sole risk of Lessee, and Lessor shall not be liable for any damage done to or loss of such personal property.

PERSONAL PROPERTY TAX

Lessee shall be liable for taxes levied against personal property and trade fixtures placed by Lessee in, on or about the premises, and if any such taxes on Lessee’s property or trade fixtures are levied against Lessor’s property, and if Lessor pays these taxes, Lessee, upon demand, shall repay to Lessor the taxes so levied and paid by Lessor.

ASSIGNMENT OF LEASE	Lessee shall not assign, sublet, or otherwise encumber or dispose of all or any part of this lease without the prior written consent of Lessor.
INDEMNITY

The Lessee agrees to indemnify and save harmless the Lessor against and from all claims by or on behalf of any persons, firm or corporation arising out of Lessee’s use, occupancy, conduct or management of the premises or from any work or thing whatsoever done, directly or indirectly, by Lessee in or about the demised premises, or of any vaults, passageways or spaces therein appurtenant thereto which is created by or through the act or failure to act of Lessee, or any and all claims arising from any breach or default on the part of the Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed, pursuant to the terms of this lease, or arising from any act of the Lessee, or any of its agents, contractors, servants, employees or Licensees or arising from any accident, injury or damage whatsoever caused other than by negligence of the Lessor, its agents, contractors, servants, employees or licensees, to any person, firm or corporation occurring in or about the demised premises, or upon any sidewalks and land adjacent thereto , and from and against all costs, counsel fees, expenses, liabilities. incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, the Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel satisfactory to Lessor. Lessee further agrees to keep in force, during the term of this Lease, at Lessee’s expense, public liability insurance as set forth in this Lease.

BANKRUPTCY

If any voluntary or involuntary petition under any insolvency or bankruptcy act shall be filed by or against Lessee (and, if an involuntary petition it is not dismissed in thirty (30) days) or should Lessee make any assignment for the benefit of creditors, or should a receiver or trustee be appointed by any court for all or part of Lessee’s property then and in any such event, Lessor may, if it so elects, with or without notice of such election and with or without entry or other action, forth terminate this lease, and Lessor, in addition to any and all rights .and remedies allowed by law and equity shall upon termination be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the stated term hereof less the fair rental value of the premises for the residue of the stated term hereof and neither Lessee nor any person claiming through Lessee or under Lessee or by virtue of arty statute or order of any court shall be entitled to possession of the demised premises but shall forthwith quit and surrender the demised premises to Lessor.

MECHANIC’S LIENS

If, because of any act or omission of Lessee or any tenant or subtenant of Lessee or anyone claiming through or under Lessee, any mechanic’s lien or other lien shall be filed against the demised premises or the building of Lessor, Lessee shall, at Lessee’s own cost and expense, cause the same to be canceled and discharged of record within sixty days after the date of filing thereof, and shall also indemnify and save harmless Lessor from and against any and all costs, expenses, claims, losses or damages, including reasonable attorney fees resulting therefrom or by reason thereof.

EMINENT DOMAIN

If the whole, or substantial part, of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority; and the rent shall be paid up to that day with a proportionate refund by Lessor of such rent as may have been paid in advance for a period subsequent to the date of the taking. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall belong to and be the property of Lessor whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises and Lessee shall have no claims against either Lessor or the condemning authority with respect thereto; provided, however, that Lessor shall not be entitled to the award made for depreciation to, and cost of removal of, Lessee’s stock and fixtures.

Lessor agrees to inform Tenant of any discussions, which are not confidential or privileged, at to which Lessor is aware regarding Eminent Domain, upon request by the Lessee.

ABANDONMENT

Lessee shall not vacate or abandon the premises at any time during the term; and if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged by Lessee. Failure of Lessee to occupy or use the leased premises for a period often (10) days or longer shall constitute abandonment by Lessee. Additionally, any of the following will create a conclusive presumption that Lessee has vacated and abandoned the leased property:

(1) failure of Lessee to keep, maintain and pay for all utility services; or

(2) failure of Lessee to return all keys at the end of this lease term, or; (3) failure of Lessee to remove all personal property from the premises at the end of this lease term.

Failure of Lessee to remove any and all personal property at the end of this lease term does not create any liability upon Lessor to safeguard, store, or in any other way protect said personal property, and further Lessee hereby waives any claim which he may have against Lessor in any way.

RE-ENTRY BY LESSOR

Lessee shall permit Lessor and its agents to enter said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining and repairing the building in which the said premises are situated, without any rebate of rent to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned, with twenty-four hours’ notice. Lessor may at any time within ninety (90) days prior to the expiration of this lease enter said premises for the purpose of exhibiting the leased premises to prospective tenants.

LOSS OF USE

In the event that Tenant loses the use of the Premises, through no fault of its own, for ‘reasons such as fire, storms, and acts of God, for five (5) consecutive days or longer, Tenant’s rent shall be rebated pro rata until Tenant regains use of the Premises. If Tenant should lose use of the Premises for four (4) consecutive days or less, Tenant shall continue to be responsible for rent.

UNTENANTABILITY

If the Premises or the building are made unfit by the elements, fire or other cause, Landlord may elect to terminate this Lease as of the time when the Premises or buildings are made unfit for occupancy, by notice to Tenant within thirty (30) days after this date, or Landlord, at its option, may elect to repair, restore or rehabilitate the building or the Premises, at Landlord’s expense, within one hundred twenty (120) days after the later of (a) the date of Landlord’s election or (b) the date Landlord is able to take possession of the damaged areas and undertake reconstruction or repairs. In the event Landlord elects to repair, restore, or rehabilitate, this Lease shall not terminate but rent shall be abated on a per diem basis, pro-rata, for the portion of the Premises rendered unfit for occupancy. If Landlord so elects to repair, restore or rehabilitate the building or premises and does not substantially complete the work within said one hundred twenty (120) day period, excluding from said period loss of time caused by any delay beyond the control of Landlord, then either party may terminate this Lease as of the expiration of such period, by notice to the other party delivered not later than ten (10) days after expiration of said one hundred twenty day (120) period. In the event of termination of the Lease pursuant to this paragraph, rent shall be apportioned on a per diem basis and shall be paid to the date of termination.

DEFAULT

If Lessee defaults in the payment of rent or any additional charge or cost to be paid by Lessee as provided in this lease and if Lessee defaults in the prompt and full performance and observance of any of the terms and conditions of this lease, other than nonpayment of rent, and such default shall continue uncorrected for a period often (10) days after receipt of written notice thereof from Lessor, then, in addition to any other rights and remedies it may have, Lessor may, at its option, with or without further notice, void this lease and enter into possession of the demised premises and sue for and recover all the rent due, at the rate aforesaid, up to the time of such entry, without releasing the Lessee from liability for the rent for the unexpired term. In the event Lessor shall enter into possession of the demised premises after default, Lessor shall make every reasonable effort to rent the demised premises for the unexpired term on behalf of the Lessee, applying any moneys collected first to the reasonable expenses of resuming or obtaining possession, second to restoring the premises to a reasonable rentable condition and to all related costs or re-renting and then to the payment of rent. Lessee shall remain liable for any deficiency between such balance applicable to payment of rent and the rental provided in this Lease for the unexpired term.

HOLDOVER TENANCY

Should Tenant hold over the Premises, without Landlord permission, after termination of this Lease by lapse of time or otherwise, Tenant shall pay, as liquidated damages for each month of such holding over one and one-half (1 1/2) times the amount above stipulated as monthly rental unless Landlord and Tenant are negotiating in good faith a new Lease. No receipt of money by Landlord from Tenant after termination of this Lease shall reinstate or extend this Lease, or affect any prior notice given by Landlord to Tenant, and no extension of this Lease shall be valid unless in writing, signed by Landlord and Tenant In all respects other than the duration of the term, the provisions of this T ease shall govern the rights and liabilities of Landlord and Tenant during such hold-over tenancy.

SECURITY DEPOSIT

Lessee has paid to Lessor upon execution of this Lease the sum of $2,900.00 as security for the performance of Lessee’s obligations hereunder, including the payment of rentals. In the event of a default by Lessee, Lessor at its option may apply such part of the deposit as may be deemed necessary to cure the default, and if Lessor does so, Lessee shall upon demand redeposit with the Lessor an amount equal to that so applied so that Lessor will have the full security deposit or (had at all times during the term of this Lease. Upon the termination of this lease (provided Lessee is not in default hereunder) Lessor shall refund to Lessee any then remaining balance of the deposit without interest. In the event of a sale of the land and building or leasing of the building of which the demised premises are a part, Lessor shall have the right to transfer the deposit to the vendee of Lessee and Lessor shall thereupon be released by Lessee from the liability for the return of such deposit; and Lessee agrees to look to the new Lessor solely for the return of said deposit; and it is agreed that the provision hereof shall apply to every transfer or assignment made of the deposit to a new Lessor.

MORTGAGE PRIORITY

The lease shall be subordinate to the lien of any mortgage or mortgages which have been or hereafter may be placed upon the premises in order to finance or refinance the building in which the premises are located, and the Lessee shall execute and deliver upon demand, such further instruments of subordination as may reasonably be required to carry out the intent and purpose of this paragraph. Lessee may obtain from every mortgagee of the aforesaid building a written commitment that the Lessee’s possession of such building shall not be disturbed as long as the Lessee is not in default under the provisions of this lease if such mortgagees are willing to do so.

OTHER COVENANTS

A. Lessor shall warrant and defend the Lessee in enjoyment and peaceable possession of the premises during the term of this lease. B. All notices and demands required by either party shall be served by certified mail - return receipt requested - to the address of the party shown above.

C. All terms and covenants of this lease shall be applicable to and binding upon heirs, executors, administrators, successors and permitted assigns of the parties.

D. Either party, may at its option and expense, record this lease or a Memorandum of this lease.

E. Failure of Lessor in any situation to insist upon strict adherence to any provision or rule of this lease shall not serve as or be construed as a future waiver of any provision or rule by Lessor.

F. The invalidity or unenforceability of any provision of this lease shall have no effect on the validity or enforceability of any other provision of this lease.

G. Lessee shall consult and conform to the rules governing the building and to any reasonable alteration therein that Lessor may deem necessary. Lessee shall receive a copy of any rules which Lessor shall impose.

CHANGES AND ADDITIONS

Lessor hereby reserves the right at any time and from time to time, to make alterations or additions to the Premises in which the leased premises are located and to build adjoining the same, and to reduce, increase, alter or rearrange any parking areas adjacent hereto. Lessee accepts the leased premises in an “as is” condition and acknowledges that Lessor has made no warranty or representation with respect to the condition or suitability thereof.

REMOVAL OF APPROVED ASSETS

Except as otherwise provided, all movable furnishing, trade fixtures, (but not including carpeting or combination heating and air conditioning equipment or ducts), and other equipment installed in the leased premises by the Lessee and paid for by it, shall remain the property of Lessee and may be removed by Lessee upon the termination of this lease; provided (a) that any such furnishings and fixtures as are affixed to the leased premises and which require sewerage may be removed by Lessee only if Lessee shall repair any damage caused by such removal, and (b) that Lessee shall have fully performed all the covenants and agreements to be performed by it under the provisions of this Lease; provided, however, that upon the failure of Lessee to remove any of its trade fixtures or furnishings shall become the property of Lessor and Lessee shall reimburse Lessor for cost of removal and repair of any damage caused by removal.

NON-WAIVER

No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default.

SURRENDER OF PREMISES

Tenant agrees that when it vacates the Premises for any reason whatsoever whether by abandonment, termination of the specified term herein, or termination or re-entry by Landlord, the Premises shall be returned in a dean, safe and tenantable condition, reasonable wear and tear excepted.

SUBORDINATION

This Lease and Tenant’s rights hereunder shall be subject and subordinate to any mortgages upon the building heretofore or hereafter executed and delivered as security for any loan made to Landlord by any lending institution from time to time, and in the event Landlord’s interest in the building is terminated, Tenant shall recognize such new holder as Tenant’s landlord under this Lease. The subordination of this Lease and Tenant’s rights hereunder shall be automatic and self-operative, and no separate instrument of subordination shall be necessary.

APPLICABILITY	All terms and covenants of this Lease shall be applicable to and binding upon heirs, executors, administrators, successors and permitted assigns of the parties.
RULES AND REGULATIONS

Tenant shall comply with the rules and regulations, as well as all reasonable changes therein and additions thereto, that may from time to time be made by Landlord for the operation and protection of the building and the protection and welfare of Landlord’s tenants and invitees. Such rules and regulations, and changes and additions thereto, shall become effective and a part of this Lease upon delivery of a copy to Tenant.

NOTICES

Any notice or demand required or desired to be given to Landlord hereto shall be deemed given when deposited in the United States mail, first-class postage prepaid, addressed to Landlord at 2849 Switzer Rd. Columbus, Ohio 43219 or at such other address that may hereafter be specified in notice given by Landlord to Tenant.

Any notice or demand required or desired to be given to Tenant hereto shall be deemed given when deposited in the United States mail, first-class postage prepaid, II addressed to Tenant at is 873 Wheat Ridge Road, West Union, Ohio 45693 or at any other address that may hereafter be specified in notice given by Tenant to Landlord.

COUNTERPARTS	This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.
GOVERNING LAW

The validity, interpretation, and performance of this Amendment and each of its provisions shall be governed by the laws of the State of Ohio, without regard to the principles and conflict of laws thereof.

IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above written:

WITNESSES	LESSOR

ST Equity Properties, LLC

By:
Its:

WITNESSES	LESSEE

Anthony Yoder, individually

/s/ Trey Peck
Thunder Ridge Transport, Inc.
	By:	Trey Peck
	Its:	CEO, President

STATE OF OHIO

COUNTY OF FRANKLIN ss:

On this _______ of ___________________________, 20___, before me appeared ______________________________, who, on behalf of the ST Equity Properties, LLC executed the within and foregoing instrument, with the authority of Lessor and who acknowledged that said instrument was signed by him/her and that he/she did so by their free act and deed.

Notary Public

STATE OF OHIO

COUNTY OF FRANKLIN ss:

On this ___________ day of _________________________, 20___, before me appeared Anthony Yoder, Lessee(s) herein, who in their individual capacity did execute the foregoing instrument by their free act(s) and voluntary deed(s).

Notary Public

STATE OF OHIO

COUNTY OF FRANKLIN ss:

On this _________ day of ____________________________, 2018 before me appeared ________________________________________ who, on behalf of the Thunder Ridge Transport, LLC, herein, who in their individual capacity did execute the foregoing instrument by their free act(s) and voluntary deed(s).

Notary Public